UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2025
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 NE Circle Blvd., Suite 200 Corvallis, OR		97330
(Address of principal executive offices)		(Zip Code)
(971) 371-1592
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The results of the votes on the five matters considered at the Annual Meeting of Stockholders on May 23, 2025 are as follows. Each of the proposals received the requisite vote for approval.

1.To elect the following directors:

	FOR	WITHHOLD
Alan L. Boeckmann	177,501,090	1,354,257
Bum-Jin Chung	178,284,320	571,027
Alvin C. Collins, III	169,988,415	8,866,932
Shinji Fujino	178,465,358	389,989
John L. Hopkins	178,418,065	437,282
Kent Kresa	177,344,875	1,510,472
Diana J. Walters	178,452,650	402,697
Kimberly O. Warnica	171,918,751	6,936,596

2.    To approve executive compensation.

FOR	AGAINST	ABSTAIN
174,826,399	3,584,552	444,396

3.    To approve frequency of executive compensation every 1 year.

FOR	AGAINST	ABSTAIN
177,338,121	504,700	772,462

4.    To Amend the Company's Certificate of Incorporation.

FOR	AGAINST	ABSTAIN
177,878,560	439,428	537,359

5    To ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
211,758,201	609,366	632,664

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: May 28, 2025	By:	/s/ R. Ramsey Hamady
	Name:	R. Ramsey Hamady
	Title:	Chief Financial Officer